EXHIBIT 10.11

Approval and Authorization for University Logo Creation/Registration

This Approval and authorization form is executed by and between Elite Sports Pakistan Pvt. Ltd. having address at House. No. 53, Street No. 2, Block-E, ASC Colony, Nowshera-24100, Khyber Pakhtunkhwa and ______________________________________ together the “parties”.

By its authorized signature below, the university herby approves the team name, graphic design, and corresponding colors, in both form and substance, each as they appear below (collectively the “Logo”).

The University recognizes the logo to be the intellectual property of the ESP and University itself and hereby expressly authorizes the ESP entity to utilize the logo for whatever commercial ventures the ESP entity pursues. To that end, the ESP and university shall have exclusive and perpetual right, at its sole discretion, to control reproduction of the logo and otherwise its commercial use.

It is acknowledged by the parties that any and all expense incurred in relation to the creation, maintenance, and commercial use of the logo is the sole responsibility of the ESP and therefore, the ESP shall retain any and all fiscal benefits related thereto.

The University recognizes the ESP intellectual property rights in the said logo hence the ESP have exclusive and perpetual rights to obtain the Trademark and copyright registration of the same with no objection.

[SIGNATURE BLOCK]